UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 13, 2018

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On June 14, 2018, iPass Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) and related transaction documents with Fortress Credit Corp. (together with its affiliates, “Fortress”), for an initial term loan of $4.0 million (“Initial Term Loan A”) and $6.0 million ("Initial Term Loan B" and collectively with Initial Term Loan A, the “Loan”). Initial Term Loan B shall be funded within 3 days of Initial Term Loan A if all stipulated documents are fully executed and the Company has used the proceeds of Initial Term Loan A to pay down its accounts payable. Fortress also agreed to extend credit in the form of the Delayed Draw Term Loan in increments of $1.0 million, the aggregate principal amount not to exceed $10.0 million.
The Loan bears an annual interest at a stated rate of 11.0% plus the greater of the following i) Federal Funds Rate plus 0.5%, ii) the Prime Rate, iii) the sum of the LIBOR in effect plus 1.0%, or iv) 2.0%. During the first 18 months following the closing date, payments under the Loan are interest-only, with the Company able to elect that up to 5.5% of the accrued interest to be paid in-kind by capitalizing and adding such interest to the unpaid principal amount. The Loan provides that beginning in November 2019, the Company shall make thirty monthly principal payments, plus any accrued and unpaid interest, and upon completion will fully payoff the Loan under the terms of the Agreement. At the end of the term or upon earlier prepaymeny by the Company, the Company will pay a fee equal to 5.0% of the principal of the term loan. The Company paid Fortress a 3.0% structuring fee for the Loan Agreement and reimbursed Fortress costs up to a specified amount with respect to the entry into the Loan Agreement.
The Company’s obligations under the Loan Agreement are secured by a first-priority security interest in all of the assets of the Company, including the Company’s intellectual property assets pursuant to a security agreement with Fortress.
The Loan Agreement contains customary representations, warranties and indemnification provisions. The Loan Agreement also contains affirmative and negative covenants with respect to operation of the business and properties of the Company as well as financial performance, including requirements to maintain a minimum of $1.5 million of unrestricted cash; limits on network access cost, operating expenses and gross revenue levels on a trailing four-quarter basis to be within a stated percentage of budgeted amounts; changes in senior management not otherwise approved by Fortress; limits on undisputed trade payables to 90 days or less; prohibitions on incurring additional indebtedness or making guarantees, making investments, loans and acquisitions; prohibitions on consolidating or merging, altering the business of the Company; requirements for a December 31, 2018 audit report without a “going concern” qualification; and prohibitions on paying dividends or making distributions. The Loan Agreement further provides customary events of default and cure periods for certain specified events of default, and in the event of uncured default, the acceleration of the maturity date and an increase in the applicable interest rate with respect to amounts outstanding under the Loan.

Concurrently with the execution of the Loan Agreement, the Company issued to Fortress seven-year warrants (the “Warrants”) to purchase an aggregate of 2,784,930 shares of the Company’s common stock at a per share price of $0.3022.

The foregoing summary is qualified in its entirety by the Loan Agreement that will be filed (with certain portions subject to confidential treatment) with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
The Company relied on the exemption from registration contained in Section 4(2) of the Securities Act in connection with the issuance of the Warrants pursuant to the Loan Agreement. The Warrants have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the SEC or through an applicable exemption from SEC registration requirements. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Warrants or the securities issuable upon exercise thereof. The other information called for by this item is contained in Item 1.01, which is incorporated herein by reference.
Item 5.07 - Submission of Matters to a Vote of Security Holders.
On June 13, 2018, the Company held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.
The stockholders elected Michael J. Tedesco, Gary A. Griffiths, David E. Panos, and Justin R. Spencer as directors of the Company, each to serve until the next annual meeting and until his respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Tedesco	22,535,270	2,320,235	36,066,948
Gary A. Griffiths	22,551,212	2,304,293	36,066,948
David E. Panos	22,666,727	2,188,778	36,066,948
Justin R. Spencer	21,473,336	3,382,169	36,066,948

2. The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, by the following vote:

Votes For	Votes Against	Abstain
59,875,519	782,848	264,086
There were no broker non-votes.

3.
The stockholders approved, on an advisory (non-binding) basis, the compensation paid to the Company’s executive officers in 2017, as disclosed in the Company’s proxy statement for the Annual Meeting, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,068,288	1,610,572	176,645	36,066,948

4.
The stockholders approved the authorization of the Board of Directors, in its discretion, to amend the Company's Restated Certificate of Incorporation to effect a reverse stock split of common stock at a ratio of 1-for-5 to 1-for-10, such ratio to be determined by the Board of Directors, which reverse stock split will also reduce the authorized number of shares of the Company's common stock in the same ratio, by the following votes:

For	Against	Abstain
55,758,949	5,035,073	128,431
There were no broker non-votes.

Item 8.01     Other Events
Following the Annual Meeting, the Board of Directors reconstituted the Compensation Committee and Corporate Governance and Nominating Committee of the Board of Directors as follows:
Compensation Committee:
David E. Panos (Chairman)
Justin R. Spencer
Corporate Governance and
Nominating Committee:
David E. Panos (Chairman)
Michael J. Tedesco

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Warrants

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.
By: /s/ Darin Vickery
Darin Vickery
Chief Financial Officer

Dated: June 19, 2018